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                                                                    EXHIBIT 5.2

________________________________________________________________________________
                      [LETTERHEAD OF HAVEN & MAILAENDER]






                                                June 26, 2000



Brokat Infosystems AG, Industriestrasse 3, D-70565 Stuttgart
     Re: Registration Statement: on Form F-4 relating to the Offer of Brokat Infosystems AG to exchange Registered 11-1/2% Notes Due 2010 for Unregistered 11-1/2% Notes Due 2010



Ladies and Gentlemen:

We are acting as legal advisors as to German law for Brokat Infosystems AG, an Aktiengesellschaft organized under the laws of the Federal Republic of Germany (the "Company"), in connection with the registration and exchange offering (the "Exchange Offer") of 11-1/2% Notes due 2010 (the "New Notes") which will be registered under the United States Securities Act of 1933, as amended (the "Act"), for up to Euro 125,000,000 of its outstanding Notes due 2010 that were issued and sold in transactions exempt from registration under the Act (the
"Old Notes"). This opinion is being delivered to you for filing as an exhibit to the Registration Statement. The Old Notes were issued and the New Notes will be issued pursuant to an Indenture dated as of March 28, 2000 (the "Indenture"), between the Company and the Bank of New York, as Trustee.

In this capacity, we have examined signed copies of the Registration Statement filed under the Act with the Securities and Exchange Commission (the "Commission") on June 26, 2000, and the Prospectus contained therein, and originals or copies certified or otherwise identified to our satisfaction of such corporate records of the Company, certificates of public officials, officers of the Company and other persons, and such other documents, agreements and instruments, as we deemed necessary as a basis for the opinion hereinafter expressed. In rendering the opinion expressed below, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. In addition, we have made such further examination of law and fact as we have deemed appropriate in connection with the opinion hereinafter set forth.

Based upon, and subject to the foregoing, we are of the opinion that:

1. The Company has been duly organized and is validity existing and has all requisite corporate power and authority to execute, deliver and perform its obligations under the Indenture and the New Notes.

2. The New Notes have been duly authorized ("genehmigt") in accordance with the laws of the Federal Republic of Germany and, when issued, executed and authenticated in accordance with the provisions of the Indenture and delivered in exchange for the Old Notes, will be duly executed and delivered by the Company in accordance with the laws of the Federal Republic of Germany; and, assuming their validity under the laws of the State of New York, will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally.

3. The Indenture, which is governed by the laws of the State of New York, has been duly authorized ("genehmigt") by the Company's Management Board and Supervisory Board and has been duly executed by the Company in accordance with the laws of the Federal Republic of Germany.


This opinion is limited solely to the laws of the Federal Republic of Germany.

This opinion is being delivered to you in connection with the Registration Statement and is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior written authorization. LeBoeuf, Lamb, Greene & MacRae, L.L.P. may rely on this opinion with respect to matters governed by German law for purposes of its opinion to you of even date herewith. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm which appears in the Prospectus constituting a part thereof and to the references made to us under the caption "Legal Matters" in such Prospectus. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or under the rules and regulations of the Commission thereunder.

Very truly yours,
Haver & Mailaender

/s/ Haver & Mailaender

Dr. Bozenhardt                          Dr. Schnelle
Rechtsanwalt                            Rechtsanwalt